UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under 240.14a-2

RENEWABLE ENERGY GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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The following list of frequently asked questions and answers was sent as an attachment to an email by Cynthia J. Warner, President and Chief Executive Officer of Renewable Energy Group, Inc., to employees on February 28, 2022.

Employee FAQ

1.	Why is REG joining forces with Chevron? What are the benefits of the combination?

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We have done a tremendous job developing and implementing our strategy and achieving strong day to day operational delivery, allowing us to make steady progress toward achieving our Mission and Purpose.

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Joining forces with a company that has the size, scale and capability of Chevron is expected to give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver the renewable fuels our customers and the world need.

•	As one of the largest energy companies in the world, Chevron can help us expand our portfolio of lower carbon intensity energy solutions and take our growth and strategic delivery to the next level.

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The transaction combines REG’s growing renewable fuels production and leading feedstock capabilities with Chevron’s large manufacturing assets and leading distribution and commercial marketing position. REG has been a pioneer in working with customers to adopt lower carbon intensity fuel solutions across a multitude of global channels.

•	The combined company is expected to benefit from complementary strengths across the renewable fuels value chain – from feedstocks to manufacturing to marketing to customers.

2.	How will REG operate as part of Chevron? Who will lead REG moving forward?

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Following the completion of the transaction, Chevron’s renewable fuels business will be headquartered in Ames and operate under the name Renewable Fuels—REG. CJ is expected to join the Chevron Board of Directors.

•	Chevron has made it clear they want us to continue to maintain our capability, knowhow and entrepreneurial culture in our pursuit of our Mission and Purpose.

•	That said, this is just the first step in the process. Until the transaction closes, it remains business as usual and we will continue to operate in the normal course.

3.	When will the merger be completed? What will happen between now and then?

•	We expect the transaction to close in the second half of 2022, subject to approval of REG shareholders, regulatory approvals and other customary closing conditions.

•	It is still early in the process, and we ask that you remain focused on executing safely and delivering for our customers.

•	We will keep you informed as the process unfolds.

4.	What does this mean for employees?

•	Until the transaction closes, it remains business as usual for all of us at REG.

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Chevron is impressed by our Purpose, expertise and operational knowledge and has stressed during our conversations that retaining our people is a key priority. They are excited to welcome REG employees into the Chevron family.

•	Of course, there are many details to be worked out as part of the integration planning process. We will keep you informed as the process unfolds.

5.	What is the plan for our HQ and all of our facilities across the country and Europe?

•	Today is just the first step in the process and until the transaction closes, it remains business as usual for all of us at REG and there are no changes to our operations.

•	There are many details to be worked out as part of the integration planning process.

•	What we do know is that following the completion of the transaction, Chevron’s renewable fuels business will be headquartered in Ames.

6.	Will there be any changes to employee compensation or benefits plans?

•	Until the transaction closes, we remain separate, independent companies and there is no change to your compensation or benefits.

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After close, it is expected that your aggregate cash compensation opportunity and your other compensation and benefits will generally be maintained at current levels for the first year following close of the transaction.

•	You will be kept informed as to decisions regarding compensation and benefits as part of the integration planning process when that commences.

7.	What happens to our 2021 Annual Incentive Plan (AIP)?

•	The 2021 AIP is not impacted and will be paid out in the normal course.

8.	Will there be any changes to our employee training and development programs?

•	Until the transaction closes, we remain separate, independent companies, and there are no changes to our employee training and development programs.

•	Chevron shares our commitment to employee development and is excited to welcome us into the Chevron family.

9.	Does this impact any of our ongoing projects, such as the improvement and expansion at REG Geismar?

•	Until the transaction closes, we remain separate, independent companies.

•	Our ongoing projects such as REG Geismar and European LCF remain underway and continue to be important strategic initiatives for REG.

10.	How does this impact REG’s downstream strategy?

•	Until the transaction closes, we remain separate, independent companies, and we are executing our strategy as we always have.

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Joining forces with a company that has the size, scale and capability of Chevron is expected to give us additional resources as we aim to accelerate growth and expand our portfolio of lower carbon intensity energy solutions.

11.	What does this mean for our sustainability vision? How does this impact our own strategy and commitments?

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The transaction builds on the significant progress we’ve made to help our customers achieve their decarbonization goals and drive incredible growth in our optimization, sales and innovation of lower carbon intensity solutions.

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We believe that now is the right time to enter into this transaction because it is expected to give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver the renewable fuels our customers and the world need.

•	We expect to play a major role in helping Chevron realize and build on its ESG targets.

•	Together, we can work to accelerate the transition to renewable, clean energy and create a cleaner world.

12.	What happens to the REG name and brand?

•	Until the transaction closes, we remain separate, independent companies and will continue to operate under the REG name and brand.

•	Following the completion of the transaction, Chevron’s renewable fuels business will operate under the name Renewable Fuels—REG.

13.	Can I reach out to Chevron employees to discuss the transaction?

•	As we remain two separate entities until the transaction closes, you should not engage with Chevron employees unless you are directed to do so.

14.	What should I tell external stakeholders that ask me about the transaction?

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Conversations with our external stakeholders will be led by senior leaders and relationship owners. External facing members of our team will be telling our stakeholders that we will continue to work with them as we always have.

•	As part of a company that has the resources and reach of Chevron, we expect to be an even better partner to our customers and suppliers.

15.	How should I respond to inquiries from the media, investors or other outside parties? Can I comment on the transaction on social media?

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If you receive inquiries from investors or analysts, please do not comment and instead direct them to Todd Robinson at Todd.Robinson@regi.com. Inquiries from the media or other third parties should be sent to Katie Stanley at Katie.Stanley@regi.com.

•	For legal reasons, it is also important that you do not discuss this transaction on social media in any manner.

16.	How can I get more information?

•	We will keep you informed as we move through this process. If you have any questions, please reach out to your leader.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Renewable Energy Group, Inc. (“REG”), Chevron Corporation (“Chevron”) and Cyclone Merger Sub Inc. A meeting of the stockholders of REG will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. REG expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of REG and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by REG with the SEC at the SEC’s website at www.sec.gov.

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction will be set forth in REG’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 5, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when REG or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of REG and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside REG’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring REG to pay a termination fee; (3) the risk that the Merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on REG’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that REG’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against REG and others; (9) other factors that could affect REG’s business such as, without limitation, the availability, future price, and volatility of feedstocks, petroleum and products derived from petroleum; changes in governmental programs and policies requiring or encouraging the use of biofuels; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; and seasonal fluctuations in our operating results; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, REG’s stockholders will cease to have any equity interest in REG and will have no right to participate in its earnings and future growth. Certain of these and other factors are identified and described in more detail in REG’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as REG’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on REG’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, REG undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.